                                                           Exhibit No. EX-99.a.4

                                 AssetMark Funds
                              Officer's Certificate

THE  UNDERSIGNED,  Secretary of AssetMark  Funds (the  "Trust"),  a multi-series
Delaware  statutory  trust  registered  as an  open-end,  management  investment company  under the  Investment  Company  Act of 1940,  as  amended,  does hereby certify that the following preambles and resolution establishing and designating five additional series of shares of beneficial  interest of the Trust, were duly adopted by written  consent of the  Trustees  as of  January  31,  2007,  all in accordance  with the laws of the State of Delaware  and pursuant to Article III,
Sections 1, 5 and 6 of the Trust's  Agreement and Declaration of Trust, and that such  resolutions are incorporated by reference into the Declaration of Trust in accordance with Article III, Section 6 thereof:

     WHEREAS, Section 1 of Article III of the Agreement and Declaration of Trust
     provides  that the  beneficial  interest of the Trust shall at all times be divided into shares, all without par value, and Sections 5 and 6 of Article
     III authorize the Board of Trustees of the Trust to establish and designate the separate  series of the Trust,  and to divide such series into separate classes of shares, with such variations in the relative rights,  powers and duties of the different  series or classes as shall be fixed and determined by the Trustees; and

     WHEREAS,  the Board of  Trustees  of the Trust  desires  to  establish  and designate five  additional  series of shares of beneficial  interest in the
     Trust.

     NOW, THEREFORE, IT IS

     RESOLVED,  that,  pursuant  to  Article  III,  Section  6,  of the  Trust's
     Agreement and  Declaration of Trust,  five  additional  series of shares of beneficial  interest in the Trust are hereby  established and designated as listed below, and an unlimited number of shares of beneficial interest, all without par value, are hereby allocated to such series, and each such share shall have all of the  relative  rights,  powers and duties as set forth in the  Agreement  and  Declaration  of Trust of the Trust and any  amendments thereto:

            AssetMark Fundamental Index(TM) Large Company Growth Fund
            AssetMark Fundamental Index(TM) Large Company Value Fund
            AssetMark Fundamental Index(TM) Small Company Growth Fund
            AssetMark Fundamental Index(TM) Small Company Value Fund
            AssetMark Fundamental Index(TM) International Equity Fund

     IN WITNESS  WHEREOF,  I have  hereunto  set my hand as such  officer of the
Trust as of this 31st day of January, 2007.

                                              AssetMark Funds

                                              By:  /s/ Christine Villas-Chernak
                                                   Christine Villas-Chernak
                                                   Secretary